Prospectus

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                                                      $825,000,000

IKON Receivables, LLC                                 Lease-Backed Notes
Issuer                                                Issuable in Series

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[IKON LOGO]

You should read the section entitled "Risk Factors" starting on page 7 of this prospectus and consider these factors before making a decision to invest in the notes.

The notes are secured only by the pledged assets of the issuer and are not interests in or obligations of any other person.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of such securities.

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From time to time the issuer may sell a series of its notes that --

o will be backed solely by a pool of office equipment leases or contracts and related assets;

o will consist of one or more classes on terms to be determined at the time of sale; and

o may include one or more classes or subclasses of notes that are subordinate to one or more other classes or subclasses.

The assets backing the notes may consist of --

o     any combination of leases;

o     leases intended as security agreements;

o     installment sale contracts;

o     rental stream obligations;

o monies received relating to such leases, agreements, contracts and obligations;

o     funds on deposit in one or more accounts; and

o     one or more forms of credit support.

Underwriting --

o One or more underwriters specified in the related prospectus supplement may offer the notes.

o The plan of distribution of the notes of any series and the terms of the underwriting arrangements will be as described in this prospectus and in the related prospectus supplement.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is __________ 1999.


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                                Table Of Contents

                                                                          Page

Important Information about this  Prospectus and the Accompanying
   Prospectus Supplement.....................................................3
Prospectus Summary...........................................................4
Risk Factors.................................................................7
Where You Can Find More Information.........................................12
The Issuer..................................................................13
The Asset Pools.............................................................13
Management's Discussion and Analysis of Financial Condition.................15
Directors and Executive Officers of the Manager of the Issuer...............15
The Leases..................................................................16
Pool Factors................................................................18
Use Of Proceeds.............................................................18
The Originator's Leasing Business...........................................19
The Trustee.................................................................23
Description Of The Notes....................................................24
Description of the Transaction Documents....................................29
Certain Legal Aspects Of The Lease Receivables..............................34
Material Federal Income Tax Consequences....................................37
Ratings.....................................................................41
ERISA Considerations........................................................41
Plan of Distribution........................................................42
Legal Opinions..............................................................42
Experts.....................................................................42
Index To Financial Statements...............................................43
Index Of Terms..............................................................47



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                        Important Information about this
              Prospectus and the Accompanying Prospectus Supplement


            We provide information to you about the notes in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of notes, and (2) the prospectus supplement, which describes the specific terms of your series of notes.


            This prospectus does not contain complete information about the offering of the notes. The prospectus supplement contains additional information. You are urged to read both this prospectus and the prospectus supplement, including the information incorporated by reference, in full. We cannot sell the notes to you unless you have received both this prospectus and the prospectus supplement.


            If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.


            The prospectus supplement for your notes will state:

            o the aggregate principal amount, interest rate and authorized denominations of the notes;

            o specific information concerning the lease receivables including any insurance related to the lease receivables;

            o     the terms of any credit enhancement with respect to the notes;

            o information concerning any other assets backing such notes, including any reserve fund;


            o     the final scheduled payment date of each class of such notes;


            o how and when principal is to be paid on to the notes of each class of such series on each payment date, the timing of the application of principal and the order of priority of the applications of such principal to the respective classes and the allocation of principal to be so applied;

            o additional information on the plan of distribution of the notes;

            o     the federal income tax characterization of the notes;

            o     the terms of any subordination relating to the notes;

            o the terms of any cross-collateralization relating to the notes;

            o the terms of any redemptions and the related redemption prices relating to the notes;

            o     servicing terms relating to the notes;

            o     the presence of any prefunding feature relating to the notes;
                  and

            o the length and terms of any revolving period relating to the notes.



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                               Prospectus Summary


o This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus and the accompanying prospectus supplement.


o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus.

                               Lease-Backed Notes
                               Issuable in Series


Issuer

IKON Receivables, LLC, a Delaware limited liability company.

Originator


IOS Capital, Inc., a Delaware corporation formerly known as IKON Capital Inc. and a wholly-owned subsidiary of IKON Office Solutions, Inc.


Seller


IKON Receivables-1, LLC, a Delaware special purpose limited liability company.


Servicer


The servicer will be IOS Capital unless otherwise specified in the related prospectus supplement.

Trustee

For any series of notes, the trustee named in the related prospectus supplement.


The Notes


o Unless the related prospectus supplement otherwise states, the notes of each series will be secured solely by office equipment leases or contracts and related assets which will be pledged by the issuer to a trustee under an indenture of trust for the benefit of noteholders of that series.

o The transaction documents relating to each series of notes will describe the rights of each of the related classes of notes to the funds derived from the related asset pool.

o The notes are fixed income securities. Fixed income securities are generally styled as debt instruments, having a principal balance and a specified interest rate.

o Each class of notes may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of notes, or the initial interest rate and the method for determining subsequent changes to the interest rate.

o A series may include one or more classes of notes which are:

      o stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

      o stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

o A series of notes may include two or more classes of notes with different terms including


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different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both.

o A series may provide that distributions of principal or interest or both on any class may be made:

      o     upon the occurrence of specified events;

      o     in accordance with a schedule or formula; or


      o on the basis of collections from designated portions of the related asset pool.


o Any series may include one or more classes of notes which will not distribute certain accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement.

o A series may include one or more other classes of notes that are senior to one or more other classes of notes in respect of certain distributions of principal and interest and allocations of losses on the related asset pool.

The Asset Pools

o As specified in the related prospectus supplement, the pledged pool of assets securing a series of notes may consist of:

      o leases which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations, together with all monies due on such leases and agreements;

      o equipment which consists of the seller's interests (other than its ownership interests) in the underlying equipment and related property, together with the proceeds from disposal of the equipment;

      o amounts held in any collection, reserve, prefunding or other accounts established pursuant to the transaction documents;

      o proceeds and recoveries on insurance policies and the disposition of repossessed equipment;

      o credit enhancement with respect to an asset pool or any class of notes; and

      o     interest earned on certain short term investments held by issuer

o If the related prospectus supplement specifies, the trustee may acquire additional leases and equipment during a specified pre-funding period following the issuance of the notes from monies in a pre-funding account.

o If the related prospectus supplement specifies, the notes may have a revolving period. During a revolving period, the issuer may acquire additional leases and equipment from the proceeds of payments on existing lease payments. The notes may not pay principal during this period.


The Leases


o The leases are either:

      o     obligations for the lease or purchase of the equipment; or

      o evidence loans used to acquire or finance the equipment, which entitle the lessor to receive a stream of payments from the lessee. Additionally, the loans may entitle the lessor to either the return of the equipment at the termination of the related lease or the payment of a purchase price for the equipment at the election of the lessee.

o The originator will transfer the leases and equipment comprising each asset pool to the seller and the seller will transfer those leases and the seller's interests in that equipment, other than its ownership interests, to the issuer. The seller will not transfer equipment to the issuer. The issuer will pledge all of its right, title and interest in and to such leases and interests in the equipment to the trustee on behalf of noteholders.

Payment Date

As described in the related prospectus supplement, the notes will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

Remittance Period

The transaction documents will establish a period preceding each payment date (for example, in the case of monthly-pay notes, the calendar month preceding the month in which a payment date occurs) as the remittance period. As the related prospectus supplement will more fully describe, the servicer will


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remit collections received during the remittance period to the trustee prior to the related payment date. The collections may be used to fund payments to noteholders on such payment date or to acquire additional lease receivables.

Record Date

The related prospectus supplement will describe a date preceding the payment date, as of which the issuer or its paying agent will fix the identity of the holders of the notes. Noteholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Cross-Collateralization

Except as described below, the payment source for notes of each series is the related asset pool only. To the extent the related prospectus supplement describes, a series or class of notes may include the right to receive moneys from a pool of credit enhancement shared with other notes.


Registration of Notes


The issuer may issue the notes as global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company, or another nominee. In such case, noteholders will not receive definitive notes representing their interests, except in certain limited circumstances described in the related prospectus supplement.

Credit and Cash Flow Enhancement

o As described in the related prospectus supplement, credit enhancement with respect to an asset pool or any class of notes may include any one or more of the following:

      o a policy issued by an insurer specified in the related prospectus supplement;

      o     overcollateralization;

      o     subordination of certain classes of notes;

      o     a reserve account;

      o     letters of credit;

      o     credit or liquidity facilities;

      o     third party payments or other support; and


      o     cash deposits or other similar arrangements.


o The prospectus supplement will describe any limitations and exclusions from coverage.

Optional or Mandatory Termination

o Under certain circumstances described in this prospectus and the related prospectus supplement, the servicer, the seller, the issuer, or certain other entities may, at their respective options, cause the early retirement of a series of notes at the price or prices indicated in the related prospectus supplement.

o The related prospectus supplement may describe certain circumstances under which the issuer, servicer or other entities will be required to retire early all or any portion of a series of notes. The documents may require such parties to solicit competitive bids for the purchase of the related asset pool or otherwise.


Tax Considerations


For federal income tax purposes, Dewey Ballantine LLP, special tax counsel to the underwriter, will render an opinion upon issuance of a series of notes that the Notes will be treated as debt and the issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. You should consult your tax advisors.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus and the related prospectus supplement, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Ratings

o The issuer will not issue the notes unless a rating agency rates them in one of the four highest rating categories.

o You must not assume that the rating agency will not lower, qualify or withdraw its rating.


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                                  Risk Factors

You should carefully consider, among other things, the following risk factors before deciding to invest in the notes offered by this prospectus.

You May Not Be Able to Sell Your        There is currently no public market for
Notes                                   the notes. If no public market develops,
                                        you may not be able to sell your notes.
                                        The underwriters expect to make a market in the notes but they are not required to do so. There is no assurance that any such market will be created or, if created, will continue.

Prepayments and Related                 In the case of notes purchased at a
Reinvestment May Reduce Your Yield      discount, you should consider the risk
                                        that slower than anticipated rates of
                                        prepayments could result in an actual
                                        yield that is less than the anticipated
                                        yield. Conversely, you should consider
                                        the risk that in the case of notes
                                        purchased at a premium, the risk that
                                        faster than the anticipated rate of
                                        prepayments could result in an actual
                                        yield that is less than the anticipated
                                        yield.

                                        Be aware that you bear the risk of
                                        reinvesting unscheduled distributions
                                        resulting from prepayments of the notes.

                                        The rate of payment of principal is
                                        unpredictable because the rate on the
                                        notes will depend on, among other
                                        things, the rate of payment on the
                                        underlying equipment leases. In addition to the normally scheduled payments on the leases, payments may come from a number of different sources, including the following:

                                        o prepayments permitted by the servicer;

                                        o payments as a result of leases which
                                          are defaulted;

                                        o payments as a result of leases
                                          accelerated by the servicer;

                                        o payments due to loss, theft,
                                          destruction or other casualty; and

                                        o payments upon repurchases by IOS
                                          Capital, Inc. on account of a breach
                                          of certain representations and
                                          warranties.

                                        Subject to certain limitations, IOS
                                        Capital, Inc. may elect to reinvest the
                                        proceeds of a lease which was partially
                                        or fully repaid or upgraded in one or
                                        more additional leases and to substitute leases for defaulted, repurchased or modified or adjusted leases.
                                        Reinvestments and substitutions may
                                        affect the rate or amount of payments on the leases as a whole, the rate at which funds are distributed on the notes and the yield to noteholders.

                                        The rate of early terminations of leases due to prepayments and various non-payments may be influenced by a variety of economic and other factors. For example, adverse economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect prepayments.



                                       7
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No Ownership Interest in the            The seller is not transferring any of
Equipment; Certain Security             its ownership interest in the equipment
Interests are Not Perfected and         to the issuer. Therefore, neither the
Other Creditors May Have Rights to      issuer nor the trustee for the benefit
the Equipment                           of noteholders will have any ownership
                                        interest in any equipment. Also,
                                        although the issuer will pledge its
                                        interest in the equipment as a secured
                                        party to the trustee, neither the issuer nor the trustee will have a perfected security interest in the equipment. The lack of a perfected security interest in the equipment may adversely affect the ability of the issuer or the trustee on behalf of noteholders to recover any moneys on such equipment following a lease default. This could reduce the funds available to pay the notes.

                                        Because IOS Capital, Inc. and the
                                        trustee will not have a perfected
                                        security interest in any equipment,
                                        other creditors of the related lessees
                                        may acquire rights in the equipment
                                        superior to those of the issuer or the
                                        trustee. Additionally, because the
                                        indenture and the assignment and
                                        servicing agreement will only require
                                        Uniform Commercial Code financing
                                        statements to be filed in central
                                        locations for any given state, security
                                        interests in the equipment will also not be perfected in favor of the issuer or the trustee in any state requiring other than central filings. Therefore, other creditors of IOS Capital, Inc., may acquire rights in the equipment superior to those of the issuer or the trustee..

State Laws and Other Factors May        State laws impose requirements and
Impede Recovery Efforts and Affect      restrictions on foreclosure sales and
the Ability of the Issuer to Recoup     obtaining deficiency judgments and may
the Full Amount Due on The Leases       prohibit, limit or delay repossession
                                        and sale of equipment to recover losses
                                        on non-performing leases.

                                        Additional factors that may affect the
                                        issuer's ability to recoup the full
                                        amount due on a lease include:

                                              o     the lack of any ownership
                                                    interest in any of the
                                                    equipment on the part of the
                                                    issuer;

                                              o     the failure to file
                                                    financing statements to
                                                    perfect the issuer's
                                                    security interest in certain
                                                    equipment against a lessee;

                                              o     depreciation;

                                              o     obsolescence;

                                              o     damage or loss of any item
                                                    or equipment; and


                                              o     the application of federal
                                                    and state bankruptcy and
                                                    insolvency laws.


                                        As a result, the noteholders may be
                                        subject to delays in receiving payments
                                        and losses.

Possession of the Leases by and the     Any insolvency by the issuer, the
Insolvency of the Issuer,               servicer, the originator or the seller,
Originator, Seller or Servicer May      while in possession of the leases may
Result in Reduced or Delayed            result in competing claims to ownership
Payments to Noteholders                 or security interests in the leases
                                        which could result in delays in payments on the notes, losses to the noteholders or an acceleration of the repayment of the notes.



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Commingling of Funds with IOS           If bankruptcy or reorganization
Capital, Inc. May Result in Reduced     proceedings are commenced with respect
or Delayed Payments to Noteholders      to the servicer, any funds then held by
                                        the servicer may be unavailable to
                                        noteholders. If those funds are not
                                        transferred to the trustee, as required
                                        by the Indenture, payments to
                                        noteholders could be delayed or reduced
                                        if the servicer becomes bankrupt or
                                        insolvent.

Insolvency of IOS Capital, Inc. or      In some circumstances, a bankruptcy of
IKON Receivables Funding, Inc. May      IOS Capital or IKON Receivables-1, LLC
Reduce Payments to Noteholders          may reduce payments to noteholders. IOS
                                        Capital and IKON Receivables-1, LLC
                                        believe that each contribution of the
                                        leases should be treated as an absolute
                                        and unconditional assignment.

                                        However, in the event of an insolvency
                                        of IOS Capital, Inc. or IKON
                                        Receivables-1, LLC, a court or
                                        bankruptcy trustee could attempt to:

                                              o     recharacterize the
                                                    contribution of the related
                                                    leases by IOS Capital, Inc.
                                                    to the seller as a loan from
                                                    the seller to IOS Capital,
                                                    Inc., secured by a pledge of
                                                    such leases; or

                                              o     recharacterize the
                                                    contribution of the related
                                                    leases by IKON
                                                    Receivables-1, LLC to the
                                                    issuer as a loan from the
                                                    issuer to IKON
                                                    Receivables-1, LLC, secured
                                                    by a pledge of such leases;

                                              o     consolidate the assets of
                                                    the issuer with those of IOS
                                                    Capital, Inc. since IOS
                                                    Capital, Inc. will
                                                    indirectly own all of the
                                                    membership interests in the
                                                    issuer; or

                                              o     consolidate the assets of
                                                    the issuer with those of
                                                    IKON Receivables-1, LLC
                                                    because IKON Receivables
                                                    Funding, Inc. will own all
                                                    of the membership interests
                                                    in the issuer.

                                        If either recharacterization or
                                        consolidation were successful, the
                                        bankruptcy trustee could repudiate any
                                        leases that are considered to be
                                        operating leases for bankruptcy law
                                        purposes and all obligations relating to such operating leases. Either attempt, even if unsuccessful, could result in delays in payments to you. If such attempts were successful, such notes would be accelerated, and the trustee's recovery on your behalf could be limited to the then current value of the leases or the underlying equipment.
                                        Consequently, you could lose the right
                                        to future payments and you might incur
                                        reinvestment losses on amounts
                                        recovered. Thus, you will not receive
                                        your anticipated principal and interest
                                        on the notes.

                                        Although IOS Capital, Inc. and IKON
                                        Receivables-1, LLC both believe that the contribution of the leases should be treated as an absolute and unconditional assignment the leases will be treated as assets of IOS Capital, Inc. for tax purposes. Such treatment of the assets might increase the risk of recharacterization of the transfer.

Transfer of Servicing May Delay         If IOS Capital, Inc. were to cease
Payments to Noteholders                 servicing the leases, delays in
                                        processing payments on the leases and
                                        information regarding lease payments
                                        could occur. This could delay payments
                                        to the noteholders.

Default or Insolvency of Lessees        If lessees default on the leases, lease
May Reduce Payments to Noteholders      payments will decrease and funds
                                        available for payment to you will be
                                        reduced.



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No Recourse Against Affiliates of       There is no recourse against any
the Issuer                              affiliates of the issuer. The notes
                                        represent debt of the issuer secured
                                        primarily by the leases. If the lease
                                        payments and other assets pledged to
                                        secure the notes are insufficient to pay the notes in full, you have no rights to obtain payment from IOS Capital, Inc. or any of its affiliates other than the issuer. The issuer is a limited liability company with limited assets.
                                        Consequently, the noteholders must rely
                                        solely upon the related asset pool for
                                        repayment.

Losses and Delinquencies on the         We cannot guarantee that the delinquency
Lease Receivables May Differ From       and loss levels of leases in the assets
the Originator's Historical Loss        pools will correspond to the historical
and Delinquency Levels                  levels the originator experienced on its
                                        equipment lease portfolio. There is a
                                        risk that delinquencies and losses could increase or decline significantly for various reasons including:

                                              o     changes in the federal
                                                    income tax laws;

                                              o     changes in the local,
                                                    regional or national
                                                    economies; or

                                              o     other events.

Risks Associated with Year 2000         The originator is faced with the task of
Compliance                              completing its goals for compliance in
                                        connection with the year 2000 issue. The year 2000 issue is the result of certain computer programs being written using two digits to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Although the originator reasonably believes that its servicing system will be year 2000 compliant prior to the year 2000, it is presently engaged in various procedures to determine if its computer systems and software, and those of its material suppliers, customers, brokers and agents will be year 2000 compliant.

                                        If the originator, any affiliate or any
                                        of their suppliers, customers, brokers
                                        or agents do not successfully and timely achieve year 2000 compliance, the originator's performance of its obligations under the transaction documents, including servicing of the leases could be adversely affected. This could result in delays in processing payments on the leases and could cause a delay in distributions to you.

The Addition and Substitution of        If a significant number of leases are
Leases May Adversely Affect             added or replaced, this could affect the
Cashflow and May Decrease the Yield     rate at which funds are distributed on
on the Notes                            the notes and decrease the yield to
                                        noteholders. The transaction documents
                                        will permit IOS Capital, Inc., under
                                        certain circumstances, to substitute or
                                        add certain qualifying leases. The
                                        addition or substitution of leases may
                                        include leases that have different
                                        payment due dates, installment amounts
                                        and maturity dates than the existing or
                                        substituted leases.

                                        IOS Capital, Inc. may only add or
                                        substitute leases that meet certain
                                        qualifying characteristics and
                                        conditions. The ability of IOS Capital,
                                        Inc. to acquire such leases depends upon its ability to originate enough leases that meet the specified eligibility criteria. This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. The addition or substitution of leases could increase the geographic,



                                       10
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                                        equipment or other concentrations of the
                                        related asset pool. Consequently, any
                                        adverse economic or social factors that
                                        particularly affect a certain geographic area, certain types of equipment or other concentrations of leases in the related asset pool may adversely affect the performance of the asset pool.

Technological Obsolescence of           If technological advances relating to
Equipment May Reduce Value of           office equipment cause leased equipment
Collateral                              to become obsolete, the value of such
                                        equipment will decrease. This will
                                        reduce the amount of monies recoverable
                                        should the equipment be sold following a lease default and you may not recover the full amount due on the notes.



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                       Where You Can Find More Information

            We or the servicer will file with the SEC all required annual, quarterly and special reports, proxy statements and other information about the notes. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

       New York Regional Office         Chicago Regional Office
       Seven World Trade Center         Citicorp Center
       Suite 1300                       500 West Madison Street, Suite 1400
       New York, NY 10048               Chicago, Illinois 60661

            Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

            The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf the issuer until we terminate our offering of the notes.

            We filed a registration statement relating to the notes with the SEC. This Prospectus is part of the registration statement but the registration statement includes additional information. As a recipient of this Prospectus, you may request a copy of the registration statement and any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

                                IOS Capital, Inc.
                                1738 Bass Road
                                P.O. Box 9115
                                Macon, GA 31208
                                (912) 471-2300

            You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or the accompanying prospectus supplement.

            You can find a listing of the pages where capitalized terms are defined under "Index of Terms" beginning on page 47 in this prospectus.

                                   The Issuer

            IKON Receivables, LLC (the "Issuer") is a Delaware limited liability company all of the membership interests in which will be held by IKON Receivables-1, LLC, a special purpose corporation (the "Seller"). All of the membership interests in the Seller will, in turn, be held by IOS Capital, Inc. ("IOS Capital" or the "Originator"). The Issuer was organized for the limited purpose of engaging in the transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes and is restricted by its organizational documents and certain agreements from engaging in other activities. In addition, its organizational documents and certain agreements require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of the Originator or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 501 Silverside Road, Suite 28, Wilmington, Delaware 19809.

            The Issuer will from time to time sell a series of its notes ("Notes") consisting of one or more classes (each a "Class") on terms to be determined at the time of sale and described in a related prospectus supplement (each a "Prospectus Supplement"). The Notes of each series will be secured solely by the related Asset Pool (as defined herein). The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pools. The servicer of any Asset Pool relating to any series of Notes may be IOS Capital or another affiliate of the Issuer (IOS Capital or such other servicer, in its capacity as servicer, the "Servicer").

            The Issuer will pledge its interests in the Asset Pool to a trustee (the "Trustee") in respect of the related series of Notes pursuant to an indenture between the Issuer and such Trustee (an "Indenture").

            The balance sheet of the Issuer at February 28, 1999 is attached as
Exhibit 1 hereto.

                                 The Asset Pools

            The Notes of each series will be secured by a segregated pool of equipment leases or contracts and related assets (an "Asset Pool"). The property comprising each Asset Pool may include (i) a pool of leases, which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations (each, a "Lease"), (ii) all moneys (including accrued interest) due under the Leases on or after a specified date (the "Cut-off Date"), (iii) moneys held from time to time in one or more accounts established and maintained pursuant to the related Transaction Documents (as defined herein), (iv) the Seller's interests (other than ownership interests) in the underlying equipment and related property relating to such pool of Leases (the "Equipment"), (v) the rights of the Issuer under certain of the Transaction Documents relating to the Asset Pool and (vi) interest earned on certain short-term investments held by the Issuer. The Leases and Equipment interests comprising an Asset Pool are referred to as the "Lease Receivables".

            The Issuer will not have and the Asset Pool will not include any residual interest in any Equipment after the related Lease has been paid in full.

            The Equipment underlying the Lease Receivables included in the Asset Pool generally will be limited to personal property which is leased or financed by the Originator to lessees (each a "Lessee" and, collectively, "Lessees") pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.

            The Lease Receivables will be acquired by the Seller from the Originator pursuant to an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will then be transferred from the Seller to the Issuer pursuant to the Assignment and Servicing Agreement. The Leases included in the Asset Pool will be selected from those Leases held by the Originator based on the criteria in the prospectus under "The Leases--Eligible Leases".

            On or prior to the closing date on which the Notes are delivered to the holders of Notes (the "Noteholders"), the Issuer will form an Asset Pool by
(i) acquiring Lease Receivables pursuant to the related Assignment and Servicing Agreement and (ii) entering into an Indenture with the Trustee, relating to the issuance of the Notes, secured by the Lease Receivables.

            The Leases comprising the Asset Pool will have been originated by the Originator or acquired by the Originator in accordance with the Originator's specified underwriting criteria. The material underwriting criteria applicable to the Leases are described in this prospectus under the heading "IOS Capital's Leasing Business".

            Lease receivables are generally evaluated by IOS Capital for write-down when they become over 121 days delinquent. All accounts assessed over days past due automatically become non-accruing accounts. Any subsequent recoveries offset net losses. Historical delinquency information for Leases not written down and charge-off information for Leases owned and serviced by IOS Capital will be set forth in each prospectus supplement.

           Management's Discussion and Analysis of Financial Condition

            As of the date of this Prospectus, the Issuer has no operating history. The net proceeds of the sale of the Notes will be distributed to the owners of the Issuer. See "Use of Proceeds." The Issuer is prohibited by its Limited Liability Company Agreement from engaging in business other than (i) the purchase of equipment leases and lease receivables (including equipment) from IOS Capital and its affiliates , (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its Limited Liability Company Agreement to only such activities that relate to the leases and lease receivables.

          Directors and Executive Officers of the Manager of the Issuer

            The following table sets forth the executive officers and directors of IKON Receivables Funding Inc., the manager of the Issuer ("Manager") and their ages and positions as of February 28, 1999. Because the Issuer is organized as a special purpose company and will be largely passive, it is expected that the officers and directors of the Manager will participate in the management of the Issuer to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by the Servicer.

------------------------------------------------------------------------------
Name                Age       Position
------------------------------------------------------------------------------

Robert McLain                 President & Director

Patricia Donato               Secretary & Director

Joseph Churchman              Director

Karin M. Kinney     38        Secretary

Thomas Sheehan      39        Treasurer

            Karin M. Kinney has served as Secretary of IKON Office Solutions, Inc. since 1996 and as Corporate Counsel since 1994. From 1987 through 1994, Ms. Kinney served as Counsel.

            Thomas Sheehan has served as Director of Financial Accounting, Planning & Analysis for IKON Office Solutions, Inc. from December 1998 to the present. Prior to assuming his current position, Mr. Sheehan served as Director of Operational Support, Planning & Analysis from November 1996 through December 1998, Director of Financial Accounting from March 1994 through November 1996, and Senior Manager, Advisory Services-Domestic from November 1993 through March 1994. Before joining the company, Mr. Sheehan served as an Atlanta-Regional Controller for Unijax Sloan, a Philadelphia-Assistant Controller for Garrett-Buchanan Co. and a Valley Forge-Manager, Group Accounting for Paper Corporation of America.

[Additional biographies and ages to be provided.]

                                   The Leases

Lease Receivables Pool

            Information with respect to the Lease Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including the composition of such Lease Receivables and the distribution of such Lease Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-Off Date. As of the date Noteholders decide to purchase Notes of any series, no more than 5% of the aggregate pool of assets comprising the related Asset Pool will deviate from the asset characteristics described in the related Prospectus Supplement.


Characteristics


            The Leases consist of direct financing leases for accounting purposes ("Finance Leases"), which may be either tax leases or conditional sales contacts. In a Finance Lease, the lessor transfers substantially all benefits and risks of ownership to the lessee. In accordance with Statement of Financial Accounting Standards No. 13, a lease is classified as a Finance Lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the lease transfers title and ownership of the equipment to the lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the lease term at inception is at least 75% of the estimated life of the equipment; or (4) the present value of the minimum lease payments is at least 90% of the fair market value of the equipment at inception of the lease.

            Although the Leases are Finance Leases for accounting purposes, some or all of the Leases may be considered operating or non-finance leases for bankruptcy law or other purposes.

            The related Prospectus Supplement will further describe the type and characteristics of the Leases included in each Asset Pool relating to the Notes offered thereby. See "Originator's Leasing Business -- Types of Leases." [IOS to clarify terminology]


Lease Payments and Valuation


            In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of the aggregate Discounted Lease Balance (the "Aggregate Discounted Lease Balance") for all Leases, on any Calculation Date (as defined herein) the Aggregate Discounted Lease Balance for each Lease shall be calculated assuming:


            (i) Lease Payments are due on the last day of the period from and including the first day of each calendar month to and including the last day of the calendar month (each such period, a "Collection Period");


            (ii) Lease Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

            (iii) Lease Payments are discounted to the last day of the Collection Period prior to the Calculation Date.


            All of the Leases require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Lease Payments."

Eligible Leases


            All Leases have been originated in the ordinary course of the Originator's business and comply with the Originator's credit and collections policies. In addition, the following eligibility requirements apply or will apply to all Leases purchased by the Issuer on or prior to the Cut-off Date and to all leases substituted by the Originator ("Substitute Leases") (collectively, "Eligible Leases"):

            (i) The Leases are valid and enforceable, and unconditionally obligate the Lessee to make periodic Lease Payments (including taxes);

            (ii) The Leases are noncancellable by the Lessee and do not contain early termination options (except for Leases which contain early termination or prepayment clauses that require the Lessee to pay all remaining scheduled payments under such Lease upon such cancellation or prepayment);

            (iii) All payments payable under the Leases are absolute, unconditional obligations of the Lessees;

            (iv) All of the Leases require the Lessee or a third party to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

            (v) The Leases do not materially violate any U.S. or state laws;

            (vi) The Leases provide for periodic payments;

            (vii) In the event of a Casualty Loss (as defined herein), the Lessee is required to pay at a minimum the outstanding principal or net book value of the Leases and any applicable make-whole premium;

            (viii) The Leases have been sold to the Issuer free and clear of any liens and are assignable without prior written consent of the Lessee;

            (ix) The Leases are U.S. dollar-denominated and the lessor and each Lessee are located in the United States;

            (x) The Lease is not a consumer lease;

            (xi) No more than three percent (3%) of the Leases in any Asset Pool will consist of Leases with government entities as the obligor;

            (xii) The Lease is not subject to any guaranty by the Originator;

            (xiii) No adverse selection was used in selecting the Lease for transfer to the Issuer;

            (xiv) The Lessee has represented to the Originator that it has accepted the Equipment;

            (xv) The Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

            (xvi) The Leases are not Defaulted Leases (as defined herein); and

            (xvii) Each Lease is not more than 60 days past due at time of transfer to the Issuer.

Delinquencies, Repossession and Gross Losses

            Certain information relating to the Originator's delinquency, repossession and gross loss experience with respect to Leases it has originated or acquired will be set forth in the related Prospectus Supplement. This information may include, among other things, the experience with respect to all Leases in such Originator's portfolio during certain specified periods, including Leases which may not meet the criteria for selection as a Lease Receivable for the particular Asset Pool. There can be no assurance that the delinquency, repossession and net loss experience on any Asset Pool will be comparable to the Originator's prior experience.

Maturity and Prepayment Considerations


            If a Lease permits a prepayment, such payment, together with accelerated payments resulting from defaults, will, subject to the use of such payments to acquire additional or substituted leases pursuant to the terms of the applicable Transaction Documents, shorten the weighted average life of the pool of Lease Receivables and the weighted average life of the Notes. The rate of prepayments on the Lease Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Originator will be obligated to reacquire Lease Receivables from the Issuer pursuant to the applicable Transaction Documents as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the Notes which results from prepayments will be borne entirely by the Noteholders.

Acquisition of Lease Receivables

            The Lease Receivables underlying the Notes will be acquired pursuant to an Assignment and Servicing Agreement (i) by the Seller from the Originator and (ii) by the Issuer from the Seller.

            The Issuer expects that each Lease Receivable so acquired will have been originated or acquired by the Originator thereof in accordance with the underwriting criteria specified herein and sold to the Seller. See "IOS Capital's Leasing Business - Credit Policies and Loss Experience" herein. The Originator pursuant to the Assignment and Servicing Agreement will make certain representations and warranties to the Seller in respect of the related Lease Receivables and the benefit of such representations and warranties will be assigned to the Issuer pursuant to the Assignment and Servicing Agreement. The Issuer will assign all its rights under the Assignment and Servicing Agreement to the Trustee for the benefit of the Noteholders with the result that the Originator will be liable to the Issuer and the Trustee for defective or missing documents or an uncured breach of the Originator's representations or warranties.

                                  Pool Factors

            A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the original outstanding principal amount of such Noteholder's Notes and (ii) the applicable Pool Factor. The "Pool Factor" for each Class of Notes will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Notes, indicating the remaining outstanding principal balance of such Class of Notes as of the applicable payment date (the "Payment Date"), as a fraction of the initial outstanding principal balance of such Class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes.

            The Noteholders of record will receive reports on or about each Payment Date concerning the payments received on the Lease Receivables, the balance of the Asset Pool, the Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 Use Of Proceeds

            The net proceeds from the sale of the Notes will be distributed by the Issuer to the Seller and by the Seller to the Originator.

                        The Originator's Leasing Business

            The Originator, formerly known as IKON Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON"). The Originator is a wholly-owned subsidiary of IKON. The Originator's corporate headquarters are located at 1738 Bass Road, Macon, Georgia 31210. The Originator's securities are registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and a Quarterly Report on Form 10-Q for the three-month period ended December 31, 1998. A copy of the reports, including the exhibits thereto, are available to the public on the SEC's web site at http://www.sec.gov. Requests for copies or other information should be directed to IOS Capital, Inc., 1738 Bass Road, Macon, Georgia 31210, Attn: Kim Taylor.


            IKON is a public company headquartered in Malvern, Pennsylvania operating the largest network of independent copier and office equipment marketplaces in North America and the United Kingdom. IKON has over 800 locations in the United States, Canada, the United Kingdom, Germany, France, Denmark and Mexico. IKON also provides equipment services and supplies, outsourcing and imaging services, such as mailroom and copy center management, specialized document copying services and electronic imaging and file conversion. IKON also offers network consulting and design, hardware and software product interfaces, computer networking, technology training and software solutions for the networked office environment. IKON's fiscal 1998 revenues were $5.6 billion.

            The Originator is engaged in the business of arranging lease financing exclusively for office equipment marketed by IKON's office equipment marketplaces ("IKON marketplaces"), which sell and service copier equipment and facsimile machines. The ability to offer lease financing on this equipment through the Originator is considered a competitive marketing advantage which more closely ties IKON to its customer base. During the 1998 fiscal year, 69% of new equipment sold by IKON marketplaces was financed through the Originator. The Originator and IKON will seek to increase this percentage in the future, as leasing enhances the overall profit margin on equipment and is considered an important customer retention strategy. For the fiscal years ended September 30, 1997 and 1996, operating revenues totaled approximately $214 million and $151 million, respectively, with net income of approximately $43 million and $32 million, respectively. For the fiscal year ended September 30, 1998, total operating revenue equaled $289 million with net income of approximately $63 million.

            The equipment financed by the Originator consists of copiers, facsimile machines, and related accessories and peripheral equipment, the majority of which are produced by major office equipment manufacturers. Currently 70% of the equipment financed by the Originator represents copiers, 17% fax machines, and 13% other equipment. Although equipment models vary, IKON is increasingly focusing its marketing efforts on the sale of higher segment equipment, such as copiers which produce 50 or more impressions per minute.


            The Originator's customer base (which consists of the end users of the equipment) is widely dispersed, with the ten largest customers representing less than 2.5% of the Originator's total lease portfolio. The typical new lease financed by the Originator during ___________ averaged $17,900 in amount and 46 months in duration. Although 97% of the leases are scheduled for regular monthly payments, customers are also offered quarterly, semi-annual, and other customized payment terms. In connection with its leasing activities, the Originator performs billing, collection, property and sales tax filings, and provides quotes on equipment upgrades and lease-end notification. The Originator also provides certain financial reporting services to the IKON marketplaces, such a monthly report of marketplace increases in leasing activity and related statistics.


Types of Leases

            The lease portfolio of the Originator consists of direct financing leases and funded leases, although the Leases to be included in any Asset Pool will consist solely of direct financing leases. Direct financing leases are contractual obligations between the Originator and the IKON customer and represent the majority of the Originator's lease portfolio.

            Direct financing leases are structured as either tax leases (from the Originator's perspective) or conditional sales contracts, depending on the customer's needs. The customer decides which of the two structures it desires. Under either structure, the total cost of the equipment to the customer is substantially the same (assuming the exercise of the purchase option).


            Tax Leases. Tax leases represented 96% of the Originator's total lease portfolio as of September 30, 1998. The Originator is considered to be the owner of the equipment for tax purposes during the life of these leases and receives the tax benefit associated with equipment depreciation. Tax leases are structured with a fair market value purchase option. Generally, the customer may return the equipment, continue to rent the equipment or purchase the equipment for its fair market value at the end of the lease.


            Each tax lease has an assumed equipment residual value generally ranging from 0% to 25% of original retail price, depending on model and term. As of September 30, 1998, the average equipment residual value for all leases in the Originator's portfolio was 7.8%. Although an Asset Pool may include tax leases with residual values, such residual values will not be available for the benefit of the Noteholders of such Asset Pool.

            Conditional Sales Contracts. Conditional sale contracts account for the remaining 4% of the total leases in the Originator's portfolio. Under these arrangements, the customer is considered to be the owner of the equipment for tax purposes and is entitled to receive any tax benefit associated with equipment depreciation. Each conditional sales contract has an assumed residual value of 0%. Conditional sales contracts are customarily structured with higher monthly lease payments than the tax leases and have a $1 purchase option for the equipment at the end of the lease term. Thus, because of the higher monthly payments, the after-tax cost of the equipment to the customer under a conditional sales contract is substantially the same as under a tax lease (assuming the exercise of the purchase option). Although the customer has the option of returning or continuing to rent the equipment at lease-end, the customer almost always exercises the $1 purchase option at the end of the lease term.


Credit Policies and Loss Experience


            General. Prior to January 1998, IKON maintained a decentralized credit policy. Each IKON marketplace was responsible for developing and maintaining a credit policy that governed credit practices and procedures. The policies contained minimum credit standards. Credit authority levels were established and maintained locally with ultimate authority vested in the district presidents and district CFOs. The Originator provided credit assistance through the support of an automated front-end lease application tracking system ("CLAS").

            Beginning in January 1998, IKON centralized its credit policy. IKON's National Risk Management Policy established minimum standards for all IKON leasing transactions and vested all credit authority with the Originator. The policy uses a tiered approach incorporating analyst reviews and credit scoring based on customer exposure.

            Origination. Lease packages are assembled by an IKON sales representative and submitted to its respective IKON marketplace or district processing center. The IKON marketplace and/or district have the responsibility to review for accuracy and completeness prior to submission to the Originator for funding. The marketplace and/or district administration staff enter the lease applications into the CLAS program. The CLAS program provides both the credit processing and lease administration module. When applications have completed both modules, the documents have been reviewed and the invoice has been prepared, the marketplace and/or district administration staff forward the leasing package for funding review and transmit the CLAS application to the Originator.

            The Originator reviews all documents for completion, accuracy and compliance. Any changes to the original document must be approved. Each application is checked for credit approval based on a comprehensive risk management policy. When the transaction has completed final review the CLAS application is updated and uploaded to the mainframe for activation, funding and invoicing.

            Credit Processing. The Originator's credit process is segmented by transaction size and approval authority. The "High Risk Review List" lists industries or customers which are considered volatile and require special attention. Guidelines are also established for automatic approvals which require minimal information.


            The IKON approval process is tiered based upon credit exposure. Requests less than $50,000 utilize the CLAS credit scorecard for approval. Credit scoring for smaller balance exposures provides the Originator with the ability to adjust risk scores system-wide and monitor performance. Exposures of $50,000 to $250,000 rely on the expertise of the Originator's credit staff in analyzing and verifying information regarding bank relationships, trade references, D&B Business Information Reports, and audited financial statements and/or tax returns. Exposures of more than $250,000 benefit from the combined resources of the districts and the Originator, while maintaining local ownership of the customer. Ideally, the process will be transparent to the customer yet provide the necessary and timely information required to understand the risk factors of the exposure and those in the portfolio.


            Based upon the segmented approach, the following approval authorities have been established:

            o Customer Service Professional and/or Customer Service Professional Manager

                  Dun & Bradstreet rated according to a decision matrix; up to $50,000; no override authority.

            o     Business Credit Analysts

                  Up to high risk transactions.

            o     Senior Credit Analysts

                  Single signature for exposure up to $1 million; dual signature for exposure up to $2 million.

            o     Director of Portfolio Quality & National Credit Coordinator

                  Single signature for exposure up to $2 million; dual signature for exposure up to $5 million.

            o     Corporate

                  Exposure in excess of $5 million.

            Challenges to the recommendations of the Originator's credit analysts will be the responsibility of the IKON district presidents. In the event the analyst does not agree with the actions recommended by the IKON district, the Originator senior management will be requested to intervene. Sole credit authority remains with the Originator, not IKON. The requirements for the above approval categories for exposures under $250,000 may be overridden with approval of a Senior Credit Analyst, National Credit Coordinator, Director of Portfolio Quality or President of the Originator.
Justifications will be entered into CLAS.


            Collections. The following minimum standards for collection activity and contact are established for the organization. At 31 days past due the initial collection call or letter is sent, dependent on account balance, to inquire as to payment status, determine reason for delinquency, and attempt to obtain payment date. At 45 days past due the first or second collection call is made, depending on account balance. At 60 days past due the second or third collection call is made and the contract is reviewed for guarantors or additional avenues of collection. At this point the approach is to be firm and the collector must obtain a full understanding of any dispute that may exist. A Collection Manager is notified of any problems at 60 days past due. At 75 days past due a third or fourth collection call is made and if payment arrangement is not agreed upon, possibility of contract cancellation, supply or equipment retrieval or foreclosure is raised. At 90 days past due the customer is advised that the equipment/supplies will be picked up and contract canceled if payment is not received immediately. An acceleration letter is generally sent within 10 days if payment is not received. A notice of repossession letter is sent out at day 105 to the customer and the originating marketplace. Accounts are generally scheduled for charge off at 120 days past due unless extenuating circumstances (approved by a Collection Manager) warrants delay and additional collection efforts. These actions are required during the indicated time frame, and may be accelerated to an earlier time as deemed appropriate. All collection activities are documented.


            Delinquencies remained at a consistent level for fiscal 1998 and 1997. During this two-year period, accounts classified as current (less that 30 days past due) ranged from 85% and 91% of the total portfolio balance on a monthly basis. More information concerning the Originator's delinquency and loss experience will be provided in the Prospectus Supplement.

Year 2000 Issues

            State of Readiness. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Originator's computer programs or hardware that have date-sensitive software or embedded technology may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The potential for a problem exists with all computer hardware and software, as well as in products with embedded technology; copiers and fax machines; security and HVAC systems; voice/telephone systems; elevators, etc.


            IKON has appointed a Year 2000 Corporate Compliance Team, which has prepared a compliance program for the Originator and is responsible for coordination and inspecting compliance activities in all business units. The compliance program requires all business units and locations in every country to inventory potentially affected systems and products, assess risk, take any required corrective actions, test and certify compliance. IKON's Year 2000 Testing and Certification Guidelines delineate the Year 2000 compliance process, testing and quality assurance guidelines, certification and reporting processes and contingency planning. An independent consulting company has received the compliance program and any appropriate recommendations have been implemented. All internal information technology ("IT") systems and non-IT systems have been inventoried. The Originator has completed the assessment phase of its Year 2000 project. The remediation phase is 69% complete and the testing phase is 40% complete. The Originator anticipates completing the Year 2000 project no later than October 31, 1999, which is prior to any anticipated material impact on its operating systems.

            Costs. The Originator will use both internal and external resources to reprogram or replace, test and implement its IT and non-IT systems for Year 2000 modifications. The Originator does not separately track the internal costs incurred on the Year 2000 project. Such costs are principally payroll and related costs for its internal IT personnel. The total cost of the Year 2000 project, excluding these internal costs, is estimated at $1.4 million and is being funded through operating cash flows, all of which will be expensed as incurred. Through December, 1998, the Originator has expensed approximately $751,000 related to its Year 2000 project.


            Risk. The Issuer is advised by the Originator that the Originator believes, based on the information currently available to the Originator, that the most reasonable likely worst case scenario that could be caused by technology failures relating to the Year 2000 issue could pose a significant threat not only to the Originator, IKON, its customers and suppliers, but to all businesses. Risks include:

            o Legal risks, including customer, supplier, employee or shareholder lawsuits over failure to deliver contracted services, product failure, or health and safety issues.

            o Loss of sales due to failure to meet customer quality expectations or inability to ship products.

            o Increased operational costs due to manual processing, date corruption or disaster recovery.

            o     Inability to bill or invoice.


            The cost of the Year 2000 project and the date on which IKON and the Originator believe the Originator will complete the Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and costs of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

            Contingency Plans. IKON's guidelines require that contingency plans be developed and validated in the event that any critical system cannot be corrected and certified before the system's failure date. The Originator and IKON expect to have contingency plans in place by October 31, 1999. In addition, IKON is forming a rapid response team as part of its IT group that will respond to any operational problems during the Year 2000 date change period.


            Relation to Issuer. In the event that the Originator, any affiliate or any of their suppliers, customers, brokers or agents do not successfully and timely achieve Year 2000 compliance, the Originator's performance of its obligations to the Issuer under the Transaction Documents, including servicing of the Leases, could be adversely affected. This could result in delays in processing payments on the Leases and could cause a delay in distributions to the Noteholders.


                                   The Trustee

            The Trustee for a series of Notes will be identified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Notes will be limited solely to the express obligations of the Trustee set forth in the Indenture. The Originator and its affiliates may from time to time enter into normal banking and Trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-Trustee or a separate Trustee under the Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and such separate Trustee or co-Trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate Trustee or co-Trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

            No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign at any time by giving written notice thereof to the Issuer and by mailing notice of resignation by first-class mail, postage prepaid, to the Noteholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Notes evidencing more than 66% of the voting rights thereof, delivered to the Trustee and the Issuer. If the Trustee resigns, is removed, or becomes incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer must promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            The Trustee will make no representations as to the validity or sufficiency of the Assignment and Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by the Servicer or the Issuer of any funds paid to the Issuer in consideration of the sale of any Notes. If no Event of Servicing Termination (as described herein) has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Assignment and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Assignment and Servicing Agreement.

            No recourse is available based on any provision of the Assignment and Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against the Trustee, in its individual capacity, and the Trustee shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Servicer or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.

                            Description Of The Notes


General


            The Notes will be issued pursuant to an Indenture. The following summaries (together with additional summaries under "Description of the Transaction Documents" below) describe all material terms and provisions relating to the Notes. The summaries do not contain all the terms of the Notes and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Transaction Documents and the Notes.

            All of the Notes offered by this Prospectus will be rated in one of the four highest rating categories by one or more statistical rating organizations (each a "Rating Agency" collectively, "Rating Agencies").

            The Notes will generally be styled as debt instruments, having a principal balance and a specified interest rate. The Notes of each series will represent debt secured by an Asset Pool.


General Payment Terms of Notes


            As provided in the related Transaction Documents, Noteholders will be entitled to receive payments on their Notes on the specified Payment Dates or on the next day that is not a Saturday, Sunday or other day on which commercial banking institutions located in the city or cities where the Corporate Trust Office of the Trustee and the Servicer are located are authorized or obligated by law or executive order to be closed (each a "Business Day").

            Neither the Notes nor the underlying Lease Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Issuer, the Servicer, the Seller, any Trustee or any of their respective affiliates.


Collections


            The Servicer shall deposit the following funds net of any amounts which the Servicer is expressly permitted to retain by the terms of the Assignment and Servicing Agreement into the Collection Account, (as defined below) which funds received on or prior to the last day of the prior calendar month will be available for distribution on the next succeeding Payment Date:


            (a) Lease Payments (as defined below) due during the prior Collection Period;

            (b) recoveries from Defaulted Leases (as defined below) to the extent the Originator has not substituted Substitute Leases for such Defaulted Leases (except to the extent required to reimburse unreimbursed Servicer Advances);


            (c) late charges received on delinquent Lease Payments not advanced by the Servicer;

            (d) proceeds from repurchases by the Seller of Leases as a result of breaches of representations and warranties by the Seller to the extent the Originator has not substituted Substitute Leases for such Leases;

            (e) proceeds from investment of funds in the Collection Account and any applicable Transaction Account (as defined below);


            (f) Casualty Payments (as defined below);


            (g) Termination Payments (as defined below) to the extent the Issuer does not reinvest such Termination Payments in Additional Leases;

            (h) Servicer Advances (as defined below); and

            (i) payments from the Seller to effect a redemption of the Notes pursuant to the Indenture.

            A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such Lease Payments becoming due before each Cut-Off Date and supplemental or additional payments required by the terms of such a Lease with respect to taxes, insurance, maintenance, or other specific charges such as excess copy charges and fee per scan charges are not Lease Payments.

            A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in a reduction in the number or amount of any future Lease Payments or in the termination of the Lessee's obligation to make future Lease Payments.

            A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease (other than on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

            "Defaulted Leases" are (i) Leases that have become more than 120 days delinquent or (ii) Leases that have been charged off by the Servicer.


Distributions


            Funds on deposit in the Collection Account net of any amounts which the Servicer is expressly permitted to withdraw by the terms of the Assignment and Servicing Agreement ("Available Funds") and any amounts to be deposited into the Collection Account from any Reserve Account, will be withdrawn on or before each Payment Date to make payments of principal and interest due on the Notes, amounts owed to the Servicer, Trustee and other parties and for other purposes as described in the related Prospectus Supplement. Available Funds do not include cash flows realized from the sale or release of Equipment following the expiration date of the related Lease.


Prepayment and Yield Considerations


            The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of principal payments may also be affected by any repurchase of the underlying Leases by the Originator pursuant to the Assignment and Servicing Agreement. In such event, the application of the repurchase price will decrease the Aggregate Discounted Lease Balance, causing the corresponding weighted average life of the Notes to decrease.

            Subject to certain limitations, the Originator will have the option to substitute Eligible Leases having similar characteristics for (i) a Defaulted Lease, (ii) Leases subject to repurchase as a result of a breach of a representation and warranty by the Originator under the Transaction Documents which breach has not been cured following discovery/notice of such breach (each, a "Warranty Lease") and (iii) Leases following a modification or adjustment to the terms of such Lease (each an "Adjusted Lease"). The Originator may substitute for Defaulted Leases, Adjusted Leases or Warranty Leases in an aggregate amount not to exceed specified percentages (to be stated in the related prospectus supplement) of the discounted present value of the Leases as of the Cut-off Date. In addition, in the event of a Lease that terminates early which has been prepaid in full, the Originator will have the option to transfer an additional lease of similar characteristics (each, an "Additional Lease"). The Substitute Leases and Additional Leases must have a Discounted Lease Balance (as defined below) of not less than the Discounted Lease Balance of the Leases being replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the replaced Leases through the term of such replaced Leases. In the event that a Substitute Lease is not provided for a Defaulted Lease, the Aggregate Discounted Lease Balance of the Leases in the related Asset Pool will be reduced in an amount at least equal to the Discounted Lease Balance of the Defaulted Lease, plus any delinquent payments. The "Discounted Lease Balance" of a Lease as of any Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such lease, discounted at a rate and frequency specified in the related Prospectus Supplement.


            The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

Book-Entry Registration


            Unless otherwise specified in the related Prospectus Supplement, Noteholders of a given series may hold their Notes through the Depository Trust Company ("DTC") (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.


            Cede, as nominee for DTC, will hold the global Notes in respect of given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

            DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

            Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

            Because of time-zone differences, credits of Notes in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent Notes settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such Notes settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

            Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Issuer or note paying agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholders will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.


            Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

            Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.


            DTC will advise the Issuer and/or Trustee in respect of each series that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

            CEDEL is incorporated under the laws of Luxembourg as a professional trust depository ("Trust Depository"). CEDEL holds notes for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of notes transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional Trust Depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.


            Euroclear was created in 1968 to hold notes for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

            The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

            Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of notes and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to Notes in the Euroclear System. All notes in the Euroclear System are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.


            Except as required by law, neither the Issuer nor any paying agent will have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


Definitive Notes


            The Notes of any series will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as Trust Depository with respect to such Notes and such Issuer is unable to locate a qualified successor, (ii) such Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the Assignment and Servicing Agreement. Noteholders representing at least a majority of the outstanding principal amount of such Notes advise the Issuer through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.

            Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all such Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the Definitive Notes representing such Notes and receipt of instructions for reregistration, the Issuer will reissue such Notes as Definitive Notes to such Noteholders.

            Distributions of principal of, and interest on, such Notes will thereafter be made by the Issuer in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable date preceding a Payment Date, and of which the Issuer or its paying agent fixes the identities of Noteholders (each a "Record Date"). Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Issuer. The final payment on any such Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

            Definitive Notes will be transferable and exchangeable at the offices of the Issuer or respective Trustee, as applicable, or of a certificate registrar named in a notice delivered to holders of such Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuer or the Trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


Reports to Noteholders


            On or prior to each Payment Date, the Servicer or the Trustee, as applicable, will forward or cause to be forwarded to each holder of record of a Class of Notes a statement or statements with respect to the related

Asset Pool setting forth the information specifically described in the Transaction Document which generally will include the following information:

            (i) the amount of the distribution with respect to such Class of Notes;


            (ii) the amount of such distribution allocable to principal;


            (iii) the amount of such distribution allocable to interest;

            (iv) the Asset Pool balance as of the close of business on the last day of the related Remittance Period (as defined below);

            (v) the aggregate outstanding principal balance and the Pool Factor for such Class of Notes after giving effect to all payments reported under
      (ii) above on such Payment Date;


            (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period; and


            (vii) the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for such Remittance Period.

            Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer or the Servicer will provide to the Noteholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

                    Description of the Transaction Documents

            The following summary describes certain material terms of each transaction document pursuant to which the Asset Pool will be created and the Notes will be issued. For purposes of this Prospectus, the term "Transaction Documents" as used with respect to an Asset Pool means any and all agreements relating to the establishment of the Asset Pool, the servicing of the related Lease Receivables and the issuance of the Notes, including, without limitation, the related Indenture and Assignment and Servicing Agreement. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This description is not a complete summary of all the provisions of the respective transaction documents.

Assignment and Servicing Agreement

            Acquisition of the Lease Receivables. On the Closing Date, the Seller will acquire the related Lease Receivables from the Originator pursuant to an Assignment and Servicing Agreement in which the Originator will make certain representations and warranties concerning the Lease Receivables. The rights and benefits of the Seller under the Assignment and Servicing Agreement will be assigned to the Issuer by the Seller pursuant to the Assignment and Servicing Agreement and in turn pledged to the Trustee under an Indenture.

            Contemporaneously, the Issuer will acquire the related Lease Receivables from the Seller pursuant to the Assignment and Servicing Agreement. The Issuer will pledge the Issuer's right, title and interests in and to such Lease Receivables to the Trustee on behalf of Noteholders pursuant to the Indenture. Certain of the rights and benefits of the Issuer under the Assignment and Servicing Agreement will be assigned to the Trustee on behalf of Noteholders as collateral for the Notes by the Issuer pursuant to the Indenture.

            Additions, Substitutions and Adjustments. The Originator will be obligated to purchase from the Issuer its interest in any Lease transferred to the Issuer or pledged to a Trustee on behalf of Noteholders that has become a Warranty Lease unless an Eligible Lease is substituted therefor in accordance with the related Transaction Documents.

            Pursuant to the Transaction Documents, the Originator will have the option to substitute Eligible Leases for Defaulted Leases, Adjusted Leases, Warranty Leases and Early Termination Leases. The percentage of Leases in any Asset Pool that can be substituted for will be limited as described in the related Prospectus Supplement to a percentage of the aggregate discounted present value of the Leases in the Asset Pool as of the related Cut-off Date. See "Description of the Notes -- Prepayment and Yield Considerations".

            The Servicer. The Servicer will service the Lease Receivables comprising an Asset Pool pursuant to an Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

            The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Assignment and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Default by the Servicer under the related Transaction Documents.

            Servicing Procedures. The Assignment and Servicing Agreement will provide that the Servicer will take or cause to be taken all such actions as are necessary or advisable to service, administer and collect each Lease in accordance with customary and prudent servicing procedures for leases of a similar type, and in accordance with applicable laws, rules and regulations and, in any event, according to a standard of care not less than that which it applies to leases it services for its own account.

            Advances by the Servicer. Prior to any Payment Date, with respect to any series, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on Leases with respect to the prior Collection Period. The Servicer will be entitled to reimbursement for Servicer Advances on the second following Payment Date.

            Payments on Lease Receivables. With respect to each series of Notes, the Servicer will deposit in the Collection Account all payments on the related Lease Receivables (from whatever source) and all proceeds of such Lease Receivables within two (2) Business Days of the Servicer's receipt thereof.

            Servicing Compensation. The Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum of the discounted present value of the assets comprising the Asset Pool, as of the first day of such Collection Period. The Transaction Documents will specify the priority of the Servicing Fee in relation to payments to Noteholders and other persons. The Servicing Fee may be paid prior to any distribution to the Noteholders.

            If so provided in the related Transaction Documents, the Servicer will also be entitled to reimbursement of out-of-pocket expenses reasonably incurred in the course of performance of its duties as Servicer and to collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

            The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of leases as an agent for their beneficial owner. The Servicing Fee also will compensate the Servicer for administering the Lease Receivables, accounting for collections and furnishing statements to the Issuer and the Trustee with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, trustees fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

            Statements to Trustees and Issuer. Prior to each Payment Date with respect to each series of Notes, the Servicer will provide to the Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes--Reports to Noteholders".

            Evidence as to Compliance. The Assignment and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer and the Trustee, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Lease Receivables.

            The Assignment and Servicing Agreement will also provide for the annual delivery to the Issuer and/or the Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under the Assignment and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give the Trustee notice of certain "Servicer Defaults" (as defined below) under the related Assignment and Servicing Agreement.

            Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Trustee or the Issuer.

            Certain Matters Regarding the Servicer. The Assignment and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Transaction Document.

            The Assignment and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, or agents shall be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action pursuant to the Assignment and Servicing Agreement; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed based on any breach of the warranties, representations or warranties made by the Servicer in the Assignment and Servicing Agreement or by reason of willful misfeasance, bad faith or negligence in the performance of duties.

            Under the circumstances specified in the Assignment and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Assignment and Servicing Agreement.

            Servicer Events of Default. The following events and conditions shall be defined in the Assignment and Servicing Agreement as "Servicer Events of Default":

            (a) failure on the part of the Servicer to remit to the Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Assignment and Servicing Agreement;

            (b) so long as IOS Capital is the Servicer, failure on the part of IOS Capital to pay to the Trustee on the date when due, any payment required to be made by IOS Capital pursuant to the Assignment and Servicing Agreement;

            (c) default on the part of either the Servicer or (so long as IOS Capital is the Servicer) IOS Capital in its observance or performance in any material respect of certain covenants or agreements in the Assignment and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date it first becomes known to any officer of IOS Capital or the Servicer, as the case may be, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer or IOS Capital, as the case may be, by the Trustee, or to the Servicer or IOS Capital, as the case may be, and the Trustee by any holder of the Notes;

            (d) if any representation or warranty of IOS Capital made in the Assignment and Servicing Agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by IOS Capital in such Assignment and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes; and provided, further, that such material breach of any representation or warranty made by IOS Capital in such Assignment and Servicing Agreement with respect to any of the Lease Receivables subject thereto will not constitute a Servicer Event of Default if IOS Capital repurchases such Lease Receivable in accordance with the Assignment and Servicing Agreement to the extent provided therein;

            (e) certain insolvency or bankruptcy events relating to the Servicer;

            (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the person or persons entitled to performance;

            (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

            Rights upon Servicer Default. As long as a Servicer Default under the Assignment and Servicing Agreement remains unremedied, the Trustee, or holders of Notes evidencing not less than [__% of the voting rights of such then outstanding Notes] may terminate all the rights and obligations of the Servicer, if any, under the Assignment and Servicing Agreement, whereupon a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Assignment and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may, subject to certain limitations, appoint, or petition a court of competent jurisdiction for the appointment of, a successor. The Trustee may make arrangements for compensation to be paid to any such successor, which in no event may be greater than the servicing compensation payable to the Servicer under the Assignment and Servicing Agreement.

Indenture

            Accounts. The Trustee will establish and maintain with the Trustee one or more accounts (such as the Collection Account), in the name of such Trustee on behalf of the Noteholders, into which payments made on or with respect to the related Lease Receivables are to be deposited as provided in the related Transaction Documents (the "Collection Account"). Pursuant to the Transactions Documents, the one or more other separate accounts in the name of the Servicer, the Issuer or the Trustee on behalf of the Noteholders, may be established (i) for the deposit of funds for distribution to the Noteholders (a "Distribution Account"), (ii) to provide reserves to cover shortfalls in Available Funds (a "Reserve Account"), (iii) to provide funds for the purchase of additional Lease Receivables during any applicable pre-funding period (a "Pre-Funding Account"), or (iv) for other purposes (an "Additional Account").

            Funds in the Collection Account and any Distribution Account, Reserve Account, Pre-Funding Account or Additional Account (collectively, the "Transaction Accounts") shall be invested as provided in the related Transaction Documents and Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Notes. Eligible

Investments generally are limited to obligations that mature not later than the Business Day immediately preceding the related Payment Date.

            The Transaction Accounts will be maintained as Eligible Accounts. "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

            Distributions. Beginning on the first Payment Date, distributions of principal and interest (or, where applicable, of principal only or interest only) on each Class of such Notes entitled thereto will be made by the Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each Class of Notes of such series will be set forth in the related Prospectus Supplement.

            Credit and Cash Flow Enhancements. The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Notes of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of an insurance policy, subordination of one or more Classes of Notes, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit enhancement for a Class of Notes may cover one or more other Classes of Notes of the same series, and credit enhancement for a series of Notes may cover one or more other series of Notes.

            The presence of credit enhancement for the benefit of any Class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Notes, Noteholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other series.

            If the protection provided to the Noteholders of a given Class of Notes by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Leases, and the proceeds from the sale of Equipment which secures or is leased under the Defaulted Leases (as defined below). In such event, certain factors may affect such Issuer's ability to realize on the Equipment securing such Leases, and thus may reduce the proceeds to be distributed to the Noteholders.

            Modification of the Indenture. With certain exceptions, under the Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding under the Indenture; but no such modification may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding Notes and no such modification may be made without the consent of the holder of each outstanding note affected thereby if it would (a) change the fixed maturity of any Note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute the suit for the enforcement of any such payment on or after the maturity thereof; or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under such Indenture or (c) modify the provisions of the Indenture restricting modifications on waivers of the provisions of the Indenture except to increase any percentage or fraction set forth therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the assets of any Asset Pool or, except as provided in the Indenture, terminate the lien of the Indenture on any property at any time subject to the Indenture or deprive any Noteholder of the security afforded by the lien of the Indenture.

            Events of Default. "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note at the stated maturity or when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement regarding the contemplated transaction made in the Transaction Documents, or any representation or warranty made by the Issuer in the Transaction Documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Issuer by the Trustee or the Issuer and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Issuer.

            If an Event of Default occurs, the unpaid principal amount of the related Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Notes, not sell the related Leases and Equipment unless such sale is for an amount greater than or equal to the outstanding principal amount of the Notes unless directed to do so by the holders of 66-2/3% of the then outstanding principal amount of the Notes.

            Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any moneys that may then be held or thereafter received by the Trustee will be applied in the order of priority set forth in the related Prospectus Supplement at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof.

            The Indenture will provide that the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee. The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity. Upon request of a Noteholder, the Trustee will provide information as to the outstanding principal amount of each Class of Notes.

            Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the discounted present value of non-Defaulted Leases is less than or equal to 10% of the discounted present value of the Leases in the related Asset Pool as of the Cut-Off Date. The Issuer will give notice of such redemption to each Noteholder and the Trustee at least 30 days before the Payment Date fixed for such prepayment. Upon deposit of funds necessary to effect such redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption.

                 Certain Legal Aspects Of The Lease Receivables


General


            The Leases will either be "chattel paper" as defined in the Uniform Commercial Code or Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Issuer, the Originator, the Servicer and/or the Seller will cause the filing of appropriate UCC-1 financing statements with respect to the Leases to be made with the appropriate governmental authorities. Under the Assignment and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect, perfect and preserve the Issuer's or the Trustee's interests in the Leases and their proceeds, as the case may be.

            The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Lessees.

            The leases are "hell or high water" leases, under which the obligations of the Lessee is absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against IOS Capital, as Originator or Servicer, the Issuer, or any other person or entity whatsoever.

            Defaults under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or insolvency, bankruptcy or appointment of a trustee or receiver for, the Lessee under a Lease. The remedies of the lessor (and the Issuer as assignee) following any applicable notice and cure period are generally to se to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligations to make scheduled payments) or recover damages of the breach thereof, to accelerate the balance of the remaining scheduled payments paid or to terminate the rights of the Lessee under such Lease. Although the Leases permit the lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit such proceeds against the Lessee's liabilities thereunder, such remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

UCC and Bankruptcy Considerations

            The Originator will transfer all the Originator's interest in the Equipment to the Seller. The Seller will assign its interest as secured party in the Equipment relating to certain of the Leases to the Issuer, which in turn will pledge such interest to the Trustee for the benefit of the Noteholders. The Seller will not transfer any of its ownership interests in any of the Equipment. Because of this, the Trustee, on behalf of the Noteholders, will have no interest in or recourse to any of the Equipment other than by virtue of the assignment of the Seller's interest as secured party in such Equipment to the Issuer and the Issuer's pledge of such interest to the Trustee. As a result, the Trustee may be unable to foreclose on the Equipment in the event of a default by a Lessee on any Lease and Noteholders may experience delays in receiving payments and suffer a loss of their investment in the Notes. UCC financing statements will not be filed to perfect any security interest in the Equipment. Moreover, Equipment may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims on behalf of the Issuer or Noteholders. In addition, in the event of bankruptcy of the Originator or the Seller, the security interest in the Equipment of the Issuer or Trustee may be subject to avoidance under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code").


            In the event of a default by the Lessee under a Finance Lease, the Servicer may take action to enforce such Defaulted Lease by repossession and resale of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process.

            In the event of a default by the Lessee under a Finance Lease, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.


            The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. The Assignment and Servicing Agreement may require the Servicer to sell promptly any repossessed item of Equipment or re-lease such Equipment for the benefit of the Noteholders.

            Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying to the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.


            In addition, because the market value of the equipment of the type financed pursuant to the Lease Receivables generally declines with age and because of obsolescence, the net disposition proceeds of Equipment at any time during the term of the Lease may be less than the outstanding balance on the Lease principal balance. Because of this, and because other creditors may have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a Defaulted Lease in the event that the Servicer elects to repossess and sell such Equipment at any time.


            Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or uncollectable.


            Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code and related laws may interfere with or eliminate the ability of the Servicer, the Issuer or the Trustee to enforce its rights under the Lease Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Issuer and/or Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the Equipment and provide the Issuer and/or Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

            In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein and in the related Prospectus Supplement. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and such Leases become Defaulted Leases, no recourse would be available against the Originator (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease Payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

            In addition, certain of the Leases (but not in excess of 3% of the related Asset Pool) may be with governmental entities. Payment by governmental authorities of amounts due under such Leases may be contingent upon legislative approval. Further, the assignment of such payment obligations may be void or voidable if not done in compliance with applicable government rules and regulations. Accordingly, payment delays and collection difficulties may limit collections with respect to certain governmental Leases.

            These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of the Equipment to less than the amount due on the related Lease.

                    Material Federal Income Tax Consequences


General


            The following discussion sets forth the material federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. Tax Counsel's opinion does not purport to deal with all federal tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker deals, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, may be subject to special rules that are not discussed below. In particular, this discussion applies only to Institutional Investors that purchase Notes directly from the issuer and hold the Notes as capital assets.

            The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel to the Issuer ("Tax Counsel") are based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

            The following discussion addresses lease backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables. Tax Counsel has prepared the following discussion and is of the opinion that such discussion is correct in all material respects.

Tax Characterization of the Issuer

            Tax counsel is of the opinion that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

Tax Characterization of the Notes

            In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue, ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the Notes will be treated as indebtedness for federal income tax purposes. If characterized as indebtedness, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when secured by Noteholders using the accrual method of accounting. Noteholders using the accrual method of accounting may be required to report income for tax purposes in advance of receiving a corresponding cash distribution with which to pay the related tax. Interest received on the Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductability of investment interest expense.

            Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Offered Notes will prevail. If the Notes were treated as an ownership interest in the Leases, all income on such Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductability of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.

            If, alternatively, the Notes were treated as an equity interest in the Issuer, the Issuer might be classified as a partnership or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation. If the Notes were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Leases by the partnership would be passed through to the Holders, as partners in such a partnership according to their respective interests therein. The timing, amount and character of the income or expenses reportable by the Holders as partners in such a partnership could differ from the income or expenses reportable by the Holders as holders of debt. If the Holders were treated as partners, a cash basis Holder might be required to report income when it accrues to the partnership rather than when it is received by the Holder. Moreover, if Notes were treated as interests in a partnership, an individual Holder's share of expenses of the partnership (such as Servicing
Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual Holder's adjusted gross income, meaning that the individual Holder might be taxed on a greater amount of income than the stated interest on his or her Notes. Finally, if a Note were treated as a partnership interest, any taxable income allocated to a Holder that is a pension, profit sharing or employee benefit plan or other tax-exempt, could constitute "unrelated business taxable income."

            If the Notes were treated as interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Lease Receivables. Moreover, distributions by the entity on the Notes probably would not be deductible in computing the entity's taxable income and all or part of any distributions to Holders would probably be treated as dividend income to such Holders. Such an entity-level tax could result in a reduced amount of cash available for distributions to Noteholders.

            Since the Issuer will treat the Notes as indebtedness for federal income tax purposes, the Indenture Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Notes. Further, if the IRS were to contend successfully that the Notes are interests in a publicly traded partnership taxable as a corporation, additional tax consequences would apply to foreign Holders. Investors are urged to consult their own tax advisors with regard to the potential application of such provisions.

            The Issuer's assets will be the assets of the partnership. The Issuer's income will consist primarily of interest and finance charges earned on the underlying Lease Receivables. The Issuer's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Issuer, servicing and other fees, and losses or deductions upon collection or disposition of the Issuer's assets. In certain instances, the Issuer could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

Discount and Premium

            A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note (or upon a sale of a Note); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below. Beneficial owners who are required to include the interest income as it accrues, may be required to report income for tax purposes in advance of receiving a corresponding cash contribution with which to pay the related tax.

            Original Issue Discount. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Notes were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the Remittance Period and the closing date relating to such series of Notes (the "Closing Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under such Note.

The stated redemption price at maturity of any other Note is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Closing Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

            Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date until the date on which each such distribution is expected to be made under the assumption that the Lease Receivables prepay at a specified rate (the "Prepayment Assumption") by
(ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

            The adjusted issue price of a Note at any time will equal the issue price of such Note, increased by the aggregate amount of previously accrued original issue discount with respect to such Note, and reduced by the amount of any distributions made on such Note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.


            A subsequent purchaser of a Note that purchases such Note at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Note, the daily portion of original issue discount with respect to such Note (but reduced, if the cost of such Note to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Note for all days on or after the day of purchase).


            Market Discount. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Note not previously included in income. With respect to Notes that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note. The Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.


            Notwithstanding the above rules, market discount on a Note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

            Premium. A purchaser of a Note that purchases such Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Note (a "Premium Note") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Note's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Note and when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.


            Special Election. A beneficial owner may elect to include in gross income all "interest" that accrues on the Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Sale or Exchange of Notes

            If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.


Backup Withholding

            Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

            The Internal Revenue Service has issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective for distributions made after December 31, 1999, although valid withholding certificates that are held on that date remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect.


            Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person " means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note,
(b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Tax Code.

            If income or gain with respect to a Note is effectively connected with a U.S. trade or business carried on by a Holder who or which is not a U.S. person, the 30 percent withholding tax will not apply but such Holder will be subject to U.S. federal income tax at graduated rates applicable to U.S. persons.


Foreign Investors

            The Withholding Regulations would require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.


State and Local Tax Consequences

            Investors should consult their own tax advisors regarding whether the purchase of the Offered Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

            The federal and state income tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the offered notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws or in the interpretations thereof.

                                     Ratings

            Each Class of Notes offered by this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies. Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Notes in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Notes nor constitute a recommendation to buy, sell or hold any Notes.

                              ERISA Considerations

            The Prospectus Supplement for each series of Notes will summarize considerations under ERISA relevant to the purchase of such Notes by employee benefit plans and individual retirement accounts.

                              Plan of Distribution

            The Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

            In connection with the sale of the Notes, underwriters may receive compensation from the Issuer or from purchasers of the Notes in the form of discounts, concessions or commissions. The underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with such Notes, and any discounts or commissions received by them from the Issuer and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.


            In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.


            The underwriting agreement pertaining to the sale of the Notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Notes if any are purchased and that, in limited circumstances, the Issuer will indemnify the underwriters and the underwriters will indemnify the Issuer against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.


            Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale.

            No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and the related Prospectus Supplement in connection with the offer made by this Prospectus and the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.


                                 Legal Opinions

            Certain legal matters will be passed upon in relation to the issuance of the Notes for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania and in relation to certain other matters for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                     Experts

            The balance sheet of IKON Receivables, LLC at February 28, 1999, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                          Index To Financial Statements

                                                                        Page
                                                                        ----

Independent Auditors' Report                                             41

Balance Sheet of the Issuer at February 28, 1999                         42

Notes to Balance Sheet                                                   43

                         Report of Independent Auditors

The Board of Directors
IKON Receivables, LLC

We have audited the accompanying balance sheet of IKON Receivables, LLC (an indirect wholly-owned subsidiary of IOS Capital, Inc.) at February 28, 1999. This balance sheet is the responsibility of IKON Receivables, LLC's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IKON Receivables, LLC at February 28, 1999, in conformity with generally accepted accounting principles.


Ernst & Young LLP

__________ __, 1999
Philadelphia, Pennsylvania

                                                                       Exhibit 1

                              IKON Receivables, LLC
                                  Balance Sheet
                                February 28, 1999


--------------------------------------------------------------------


                      Assets

Cash .............................................  $1000.00

     Total assets.................................  $1000.00
                                                    ========

          Liabilities and Member's Equity

Liabilities.......................................      $0

     Total liabilities............................      $0
                                                    ========

Member's equity...................................  $1000.00

     Total member's equity........................  $1000.00
                                                    ========

Total liabilities and member's equity.............  $1000.00
                                                    ========


See accompanying notes to balance sheet.

                              IKON Receivables, LLC
           (an indirect wholly-owned subsidiary of IOS Capital, Inc.)

                             Notes to Balance Sheet

                                February 28, 1999


(1)   Organization

      IKON Receivables, LLC, an indirect wholly-owned subsidiary of IOS Capital, Inc. ("IOS Capital"), was organized in the State of Delaware.

      IKON Receivables, LLC was organized to engage exclusively in the following business and financial activities: to acquire certain equipment leases and installment sales contracts from IOS Capital and IKON Receivables Funding, Inc.; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between IKON Receivables, LLC and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Delaware law.

(2)   Capital Contribution

      IKON Receivables Funding, Inc. has made an initial capital contribution of $1,000 to IKON Receivables, LLC.

                                 Index Of Terms

            Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

1934 Act....................................................................19
Additional Account..........................................................33
Additional Lease ...........................................................26
Adjusted Lease..............................................................26
Aggregate Discounted Lease Balance..........................................16
Asset Pool..................................................................13
Assignment and Servicing Agreement..........................................13
Available Funds ............................................................25
Bankruptcy Code.............................................................36
Business Day................................................................24
Casualty Payment............................................................25
Cede.........................................................................6
CEDEL Participants..........................................................27
CLAS........................................................................20
Class.......................................................................13
Closing Date................................................................39
Code .......................................................................37
Collection Account .........................................................33
Collection Period...........................................................16
Commission .................................................................19
Cooperative.................................................................28
Cut-off Date................................................................13
Defaulted Leases............................................................25
Definitive Notes............................................................28
Depositories................................................................26
Discounted Lease Balance....................................................26
Distribution Account........................................................33
DTC.........................................................................26
Eligible Account ...........................................................33
Eligible Investments........................................................33
Eligible Leases.............................................................17
Equipment...................................................................13
ERISA Considerations ........................................................6
Euroclear Operator..........................................................28
Euroclear Participants......................................................28
Event of Default............................................................28
Events of Default ..........................................................34
Finance Leases .............................................................16
Foreign Investors ..........................................................39
Fully Taxable Bonds.........................................................40
High Risk Review List ......................................................21
IKON........................................................................19
IKON marketplaces...........................................................19
Indenture...................................................................13
Index of Terms .............................................................12

Indirect Participants.......................................................26
IOS Capital..............................................................13,47
IOS Capital's Leasing Business .............................................14
IRS.........................................................................37
Issuer......................................................................13
IT..........................................................................22
Lease.......................................................................13
Lease Payment...............................................................25
Lease Payments..............................................................16
Lease Receivables...........................................................13
Lessee......................................................................13
Lessees.....................................................................13
Manager.....................................................................15
Noteholder..................................................................27
Noteholders.................................................................14
Notes.......................................................................13
Originator..................................................................13
Outstanding ................................................................34
Participants................................................................26
Payment Date................................................................18
Pool Factor.................................................................18
Pre-Funding Account ........................................................33
Premium Note................................................................40
Prepayment Assumption.......................................................39
Prospectus Supplement ......................................................13
Rating Agencies.............................................................24
Record Date.................................................................29
Reserve Account ............................................................33
Rules.......................................................................27
Seller .....................................................................13
Servicer....................................................................13
Servicer Advance............................................................30
Servicer Default............................................................30
Servicer Defaults...........................................................31
Servicer Events of Default..................................................32
Servicing Fee...............................................................30
Substitute Leases...........................................................17
Tax Counsel.................................................................37
Termination Payment.........................................................25
Terms and Conditions........................................................28
The Issuer .................................................................37
Transaction Accounts........................................................33
Transaction Documents ......................................................29
Trust Depository............................................................27
Trustee.....................................................................13
U.S. Person.................................................................41
Use of Proceeds ............................................................15
Warranty Lease..............................................................26
Withholding Regulations.....................................................41